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                                                                    EXHIBIT 99.1

[PSEG Investor News LOGO]                                               NYSE:PEG

For further information, contact:

     o    Brian Smith, Director, Investor Relations          Phone: 973-430-6564

     o    Sue Carson, Director, Financial Communications     Phone: 973-430-6565

     o    Greg McLaughlin, Sr. Investor Relations Analyst    Phone: 973-430-6568

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                                                                January 30, 2004

                PSEG RESPONDS TO NRC REQUEST FOR WORK ENVIRONMENT
             SELF-ASSESSMENT AT SALEM AND HOPE CREEK NUCLEAR PLANTS

Public Service Enterprise Group (PSEG) said today (January 30, 2004) that it has initiated an in-depth self-assessment of the work environment at its Salem and Hope Creek nuclear facilities in New Jersey. The self-assessment stems from a request by the Nuclear Regulatory Commission (NRC) in a letter dated January 28, 2004 to E. James Ferland, chairman of PSEG.

The letter discusses a review by the NRC of Salem and Hope Creek to assess the environment for raising and addressing safety issues. The NRC's letter is scheduled to be posted on its web site: www.nrc.gov.

The letter acknowledges recent management changes to improve the work environment at the nuclear facilities but requested that PSEG conduct its own in-depth assessment and provide a plan of action for addressing various issues.

Ferland issued the following statement today:

The NRC's letter addresses workplace environment issues that we have been fully aware of for a period of time. Our reorganization last year, including the addition of Roy Anderson as Chief Nuclear Officer, addressed many of these issues.

Roy recently completed a structural reorganization at Salem and Hope Creek. This reorganization involved significant operational changes at all the facilities and the introduction of several new members of our management team. We are pleased that the NRC has recognized the management realignment that has occurred and the positive response it has generated at the stations. We are also aware that we must work diligently to continue this improvement in the workplace environment and believe we have the resources and organization to do so.

As requested by the NRC, we will be conducting our own in-depth assessment of the work environment at our nuclear plants and will implement any necessary changes to continue to make progress.

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                            FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.